UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 21, 2011

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 21, 2011, Oil-Dri Corporation of America (the “Registrant” or the “Company”) entered into a successor credit arrangement with BMO Harris Bank N.A (formerly known as Harris N.A.) (“BMO Harris”) by executing a written amendment (“Second Amendment”) to its $15,000,000 unsecured revolving credit agreement with BMO Harris (the “Credit Agreement”). The Credit Agreement was scheduled to expire on December 31, 2011. The Second Amendment extends the Credit Agreement for an additional three years by setting a new Termination Date of December 31, 2014 and revises certain rates and guarantees under the Credit Agreement (as the result of revising the Applicable Margin as defined under the Credit Agreement). The Second Amendment also provides for an additional term regarding the disposition of Letters of Credit after the Termination Date. The foregoing summary is qualified in its entirety by reference to the full and complete Second Amendment that is attached as Exhibit 10 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Exhibits

10	Second Amendment, dated as of December 21, 2011 to the Credit Agreement among the Company, certain subsidiaries of the Company and BMO Harris Bank N.A. dated as of January 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham
Vice President, General Counsel and Secretary

Date:  December 28, 2011

Exhibit Index

Exhibit Number	Description of Exhibits

10	Second Amendment, dated as of December 21, 2011 to the Credit Agreement among the Company, certain subsidiaries of the Company and BMO Harris Bank N.A. dated as of January 27, 2006.